SECTION 906 CERTIFICATIONS


         Each of the undersigned, in the capacity indicated below, certifies that, to the best of his knowledge:

         1. The Form N-CSR of IPC Funds for the period ended December 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         2. The information contained in the Form N-CSR of IPC Funds for the period ended December 31, 2003 fairly presents, in all material respects, the financial condition and results of operations of IPC Funds.

         A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to IPC Funds and will be retained by IPC Funds and furnished to the Securities and Exchange Commission or its staff upon request.



Date: February 27, 2004                     /s/ Lawrence S. York
                                            Name:    Lawrence S. York
                                            Title:   President
                                                     Principal Executive Officer


Date: February 23, 2004                     /s/ James D. Greene
                                            Name:    James D. Greene
                                            Title:   Treasurer
                                                     Principal Financial Officer